SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 1996

                             ROYAL GOLD, INC.
          (exact name of registrant as specified in its charter)


Delaware                   0-5664               84-0835164
(State of                (Commission          (IRS Employer
incorporation)             File Number)         Identification
No.)
          1660 Wynkoop Street, Suite 1000, Denver, CO  80202-1132
     (Address of principal executive offices)      (Zip Code)

     Registrant's telephone number, including area code: 303-573-1660


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Item 5.  OTHER EVENTS


         On March 29, 1996, Cortez Gold Mines, by its Manager, Placer Dome U.S. Inc., exercised the entirety of both Class A and Class B Warrants for the purchase of the shares of common stock of Royal Gold, Inc. The Class A Warrants permitted Cortez Gold Mines to purchase 300,000 shares of Royal Gold common stock at $2.00 per share, and the Class B Warrant permitted Cortez Gold Mines to purchase 300,000 shares of Royal Gold common stock at $3.00 per share. Cortez Gold Mines thus purchased a total of 600,000 shares of Royal Gold common stock for a total purchase price of One Million Five Hundred Thousand Dollars ($1,500,000).

          Cortez Gold Mines now holds 1,100,000 shares of Royal Gold common stock, which is 7.1 percent of the issued and outstanding shares of common stock of the Company. Cortez Gold Mines no longer holds any options or warrants to purchase the common stock of the Company.


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ROYAL GOLD, INC.
                                      (Registrant)



Date:  April 3, 1996                  By: //s//
                                          Stanley Dempsey
                                          Chairman